UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2011

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction

of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On July 18, 2011, Cisco Systems, Inc. (“Cisco”) announced a workforce reduction plan. As part of the company’s $1 billion annual operating expense reduction, Cisco will reduce its global workforce across all functions by approximately 6,500 employees, which includes approximately 2,100 employees who elected to participate in a voluntary early retirement program. This represents a reduction of approximately 9 percent of Cisco’s regular full-time workforce.

Impacted employees in the United States, Canada and select countries will be notified during the first week in August. The remainder of the global workforce reductions are expected to occur at a later date in compliance with local laws and regulations.

In connection with this plan, Cisco estimates that it will recognize total pre-tax restructuring charges to its GAAP financial results in an amount not expected to exceed $1.3 billion over several quarters, consisting of severance and other one-time termination benefits. Substantially all of these charges are cash-based. Cisco expects that approximately $750 million of these charges will be recognized during the fourth quarter of fiscal 2011, including approximately $500 million relating to the voluntary early retirement program. The remaining balance of the charges is expected to be recognized during fiscal 2012.

In connection with Cisco’s continued implementation of its comprehensive action plan to simplify the organization, refine operations, and reduce annual operations expenses, it is anticipated that Cisco will recognize other restructuring charges to its GAAP financial results. These additional charges will be disclosed in earnings conference calls and in Securities and Exchange Commission filings.

The foregoing contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the timing of reduction in force, the amount of related charges and Cisco’s planned annual operating expense reduction. Statements regarding future events are based on Cisco’s current expectations and are necessarily subject to associated risks related to the completion of the reduction in force in the manner anticipated by Cisco. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: Cisco’s ability to implement the workforce reductions in various geographies; possible changes in the size and components of the expected costs and charges associated with the plan; and risks associated with Cisco’s ability to achieve planned expense reductions. For information regarding other factors that could cause Cisco’s results to vary from expectations, please see the “Risk Factors” section of Cisco’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q. Cisco undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: July 18, 2011	By:	/s/ Frank A. Calderoni
	Name:	Frank A. Calderoni
	Title:	Executive Vice President and Chief Financial Officer